This instrument was prepared by
and after recording return to:

Janet A. Lindeman, Esq.
Katten Muchin & Zavis
525 West Monroe Street
Suite 1600
Chicago, Illinois  60661-3693




SPACE ABOVE THIS LINE FOR

RECORDER'S USE.
                                                  Loan No. 96-062

      MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

      THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT ("Mortgage") is made as of the 20th day of March, 1996, between THE COSMOPOLITAN AT MEARS PARK, LLC , a limited liability company organized and existing under the laws of Delaware, whose address is Batterymarch Park II, Quincy, Massachusetts, 01269 ("Borrower"), and HELLER FINANCIAL, INC., a corporation organized and existing under the laws of Delaware, whose address is 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (HELLER FINANCIAL, INC. and its successors and assigns are hereinafter referred to as "Lender").

                            RECITALS

      A. Borrower has executed and delivered to Lender a Promissory Note Secured by Mortgage dated of even date herewith in the principal amount of Seven Million and no/100 Dollars ($7,000,000.00) (which note, together with all notes issued in substitution or exchange therefor and/or as any of the foregoing may be amended, modified or supplemented from time to time, is hereinafter referred to as the "Note"), providing for monthly installments of principal and interest, with the balance thereof, if not sooner due or paid as set forth in the Note, due and payable on March __, 2003 (said date, or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise, is herein called the "Maturity Date");

      B. Lender wishes to secure (i) the prompt payment of the Note, together with all interest thereon in accordance with the terms of the Note, as well as the prompt payment of any additional indebtedness accruing to Lender on account of any future payments, advances or expenditures made by Lender pursuant to the Note or this Mortgage or any other agreement, document, or instrument securing the payment of the indebtedness evidenced by the Note (the Note, this Mortgage, and any other documents evidencing or securing the indebtedness evidenced by the Note or executed in connection therewith, and any modification, renewal, extension thereof, are hereinafter collectively referred to as the "Loan Documents"), and (ii) the prompt performance of each and every covenant, condition, and agreement now or hereafter arising contained in the Loan Documents of Borrower or any "Principal" (as defined in the Note). All payment obligations of Borrower or any Principal are hereinafter sometimes collectively referred to as the "Indebtedness" and all other obligations of Borrower or any Principal are hereinafter sometimes collectively referred to as the "Obligations".

      NOW, THEREFORE, TO SECURE TO LENDER the repayment of the Indebtedness and the performance of the Obligations, Borrower has executed this Mortgage and does hereby mortgage, convey, assign, warrant, transfer, pledge and grant a security interest in and to Lender the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the "Property"):

          A.   The real estate described on Exhibit A hereto (the
     "Land");

          B. All improvements of every nature whatsoever now or hereafter situated on the Land and owned by Borrower (the "Improvements"), and all machinery, equipment, mechanical systems and other personal property now or hereafter owned by Borrower and used in connection with the operation of the Improvements;

           C. All easements and appurtenances now or hereafter in any way relating to the Land or Improvements or any part thereof;

           D. All agreements affecting the use, enjoyment or occupancy of the Land and/or Improvements now or hereafter entered into (the "Leases") and the immediate and continuing right to collect all rents, income, receipts, royalties, profits, issues, service reimbursements, reasonable fees, accounts receivables, revenues and prepayments of any of the same from or related to the Land and/or Improvements from time to time accruing under the Leases and/or the operation of the Land and/or Improvements (the "Rents"), reserving to Borrower, however, so long as no "Event of Default" (hereinafter defined) has occurred hereunder, a revocable license to receive and apply the Rents in accordance with the terms and conditions of Paragraph 13 of this Mortgage;

            E. All claims, demands, judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from the taking of the Land and/or the Improvements or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking, by casualty or otherwise) to the Land or the Improvements or any part thereof;

           F. To the extent assignable, all now or hereafter existing management contracts and all permits, certificates, licenses, approvals, entitlements and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

          G. All of Borrower's rights in and to all trademarks, tradenames, assumed names, and other rights and interests in and to the names and marks used by Borrower in connection with the Land or Improvements, including all rights in the name Cosmopolitan at Mears Park; and

           H. Any monies on deposit with or for the benefit of Lender, including deposits for the payment of real estate taxes.

      TO  HAVE  AND  TO HOLD the Property and all parts  thereof, together with the rents, issues, profits and proceeds thereof, unto Lender to its own proper use, benefit, and advantage forever, subject, however, to the terms, covenants, and conditions herein.

      At no time shall the principal amount of the Indebtedness, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed two hundred percent (200%) of the original amount of the Note.

     Borrower covenants and agrees with Lender as follows:

1.   Payment of Indebtedness; Performance of Obligations.

      Borrower shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

2.   Taxes and Other Obligations.

      Borrower shall pay, when due, and before any interest, collection reasonable fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, including charges and obligations for any present or future repairs or improvements made on the Property, or for any other goods or services or utilities furnished to the Property, which may become a lien on or charge against the Property prior to this Mortgage, subject, however, to Borrower's right to contest such lien or charge upon the posting of security reasonably satisfactory to Lender so long as such contest stays the enforcement or collection of such lien or charge. Should Borrower fail to make such payments, Lender may, at its option and at the expense of Borrower, pay the amounts due for the account of Borrower. Upon the request of Lender, Borrower shall immediately furnish to Lender all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

3.   Reserves for Taxes.

     Borrower shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to one-twelfth (1/12) of the amount estimated by Lender to be sufficient to enable Lender to pay at least thirty (30) days before they become due and payable, all taxes, assessments and other similar charges levied against the Property. So long as no Event of Default exists hereunder, Lender shall apply the sums to pay such tax items. These sums may be commingled with the general funds of Lender, and these sums shall not be deemed to be held in trust for the benefit of Borrower. These sums shall be deposited in an interest bearing account for the benefit of Borrower. If such amount on deposit with Lender is insufficient to fully pay such tax items, Borrower shall, within ten (10) days following notice at any time from Lender, deposit such additional sum as may be required for the full payment of such tax items. Upon the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness. The obligation of Borrower to pay such tax items is not affected or modified by the provisions of this paragraph.

4.   Use of Property.

     Unless required by applicable law, Borrower shall not permit changes in the use of any part of the Property from the use existing at the time this Mortgage was executed, which use Borrower represents and warrants is limited to rental apartments and related uses. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property without Lender's prior written consent.

5.   Insurance and Condemnation.

      Borrower shall keep the Improvements insured, and shall maintain general liability coverage and such other coverages requested by Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. All such policies of insurance shall be issued by insurers qualified under the laws of the state in which the Land is located, duly authorized and licensed to transact business in such state and reflecting a General Policy Rating of A-:V or better in Best's Key Rating Guide.

      In case of loss or damage by fire or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender. Lender is authorized and empowered to make or file proofs of loss or damage (in each case only so long as such loss or damages is equal to or greater than $50,000) and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

      Borrower shall immediately notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. Borrower authorizes Lender, at Lender's option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking, provided such claim is for an amount equal to or greater than $50,000. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender as further security for the payment of the Indebtedness and performance of the Obligations.

      Provided no Event of Default then exists hereunder, the net insurance proceeds and net proceeds of any condemnation award (in each case after deduction only of Lender's reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if (a) restoration or repair and the continued operation of the Property is economically feasible, (b) the value of Lender's security is not reduced, (c) the loss or condemnation, as applicable, does not occur in the six (6) month period preceding the stated Maturity Date (in which event Borrower shall be under no obligation to restore or repair the Property), and (d) Borrower deposits with Lender an amount, in cash, which Lender, in its sole discretion, determines is necessary, in addition to the net insurance proceeds or net proceeds of any condemnation award, as applicable, to pay in full the cost of the restoration or repair (Borrower's deposit shall be disbursed prior to any disbursement of insurance proceeds held by Lender). Any excess proceeds remaining after completion of such repair shall be distributed first to Borrower to the extent Borrower has deposited funds with Lender for such repair with the balance applied against the Indebtedness. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (x) all plans and specifications for any proposed repair or restoration,
(y) the construction schedule and (z) the architect's and general contractor's contract for all restoration that exceeds Fifty Thousand and no/100 Dollars ($50,000.00) in the aggregate.
Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof. Borrower's deposits made pursuant to this paragraph shall be used before the net insurance proceeds or net proceeds of any condemnation award, as applicable, for such restoration or repair. If the net insurance proceeds or net proceeds of any condemnation award, as applicable, are made available for restoration or repair, such work shall be completed by Borrower in an expeditious and diligent fashion, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds or net proceeds of any condemnation award, as applicable, shall be disbursed pursuant to a construction escrow acceptable to Lender. If following the final payments for the completion of such restoration or repair there are any net insurance proceeds or net proceeds of any condemnation award, as applicable, remaining, such proceeds shall be paid (i) to Borrower to the extent Borrower was required to make a deposit pursuant to this paragraph, (ii) then to Lender to be applied to the Indebtedness, whether or not due and payable until paid in full, and (iii) then to Borrower. If an Event of Default then exists, or any of the conditions set forth in subparagraphs (a) through (d) of this Paragraph 5 have not been met or satisfied, the net insurance proceeds or net proceeds of any condemnation award, as applicable, shall be applied to the Indebtedness, whether or not due and payable, with any excess paid to Borrower.

6.   Preservation and Maintenance of Property.

      Borrower (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall keep the Property in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, ordinary wear and tear excepted, or such other condition as Lender may approve in writing, upon any damage or loss thereto, if net insurance proceeds are made available to cover in whole or in part the costs of such restoration or repair; (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property; (e) shall provide for management of the Property by Borrower or by a property manager satisfactory to Lender pursuant to a contract in form and substance satisfactory to Lender; (f) shall give notice in writing to Lender of any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Lender to the extent such action or proceeding could potentially expose Borrower, Principal or the Property to liability in excess of $35,000; and (g) unless otherwise directed in writing by Lender, appear and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Lender. Neither Borrower nor any tenant or other person shall remove, demolish or alter any Improvement or any fixture, equipment, machinery or appliance in or on the Land and owned or leased by Borrower except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

7.   Protection of Lender's Security; Leases.

      If Borrower fails to pay the Indebtedness or perform the Obligations, or if any action or proceeding is commenced which affects the Property or Lender's interest therein in excess of $35,000, then Lender, at Lender's option, may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect the Property or Lender's interest therein, including entry upon the Property to make repairs and perform environmental tests and studies. Any amounts disbursed by Lender pursuant to this Paragraph 7 (including attorneys' costs and expenses), with interest thereon at the "Default Rate" (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Borrower secured by the Loan Documents and shall be due and payable on demand. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

      Except in the ordinary course of its business, Borrower shall not, without Lender's prior written consent, execute, modify, amend, surrender or terminate any Lease. All Leases of space in the Property shall be on the form of lease previously approved by Lender with tenants and for a use acceptable to Lender. All Leases of space in the Property executed or renewed after the date hereof must be approved by Lender prior to the execution thereof by Borrower. Borrower shall not be authorized to enter into any ground lease of the Property without Lender's prior written approval. If Lender consents to any new Lease of space in the Property or the renewal of any existing Lease of space in the Property, at Lender's request, Borrower shall cause the tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to Lender contemporaneously with the execution of such Lease.

8.   Inspection.

      Lender and its authorized agents may make or cause to be made reasonable entries upon and inspections of the Property, including for performing any environmental inspections and testing of the Property, and inspections of Borrower's books, records, and contracts at all reasonable times upon reasonable advance notice, which notice may be given in writing or orally.

9.   Books and Records.

      Borrower shall keep and maintain at all times at Borrower's address stated above, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, Leases and other instruments affecting the Property.

10.  Financial Statements.

      Borrower shall furnish to Lender, within forty-five (45) days after the end of each fiscal quarter of the operation of the business of Borrower and at any other time upon Lender's request, a balance sheet, a statement of income and expenses of the Property and a statement of changes in financial position, each in reasonable detail and certified as true and complete by Borrower or its general partner or chief financial officer. Borrower shall also furnish to Lender, and shall cause each Principal to furnish to Lender, within sixty (60) days after the end of each fiscal year of Borrower in preliminary form and within ninety (90) days after the end of each fiscal year of Borrower in final form, a balance sheet, a statement of income and expenses and a statement of cash flows, each in reasonable detail and certified as true and complete by Borrower or its general partner or chief financial officer and each Principal, as the case may be. Borrower shall furnish, together with the foregoing quarterly financial statements and at any other time upon Lender's request if Lender determines that the value of its collateral has diminished, a rent schedule for the Property, certified as true and complete by Borrower, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid to date, and the security deposit being held for such tenant. If Borrower fails to timely furnish Lender with any of the financial information and reports set forth in this paragraph within the required time periods, Lender shall have the right, acting in its sole discretion, to hire a certified public accounting firm acceptable to Lender, to prepare such financial information and reports, on an audited basis. The costs and expenses of such accounting firm shall be paid by Borrower on demand and, to the extent advanced by Lender become, with interest thereon from the date advanced by Lender at the Default Rate, additional Indebtedness of Borrower secured by the Loan Documents. Additionally, if Borrower fails to timely furnish Lender with any of the financial information and reports set forth in this paragraph within the required time periods, Lender shall be entitled to receive a late charge equal to $500 for each financial information and/or report not so furnished to Lender (the "Financial Late Charge"). The Financial Late Charge shall be due and payable by Borrower immediately upon receipt by Borrower of an invoice for same from Lender. Until paid, the Financial Late Charge shall bear interest at the Default Rate, and shall be deemed additional Indebtedness of Borrower secured by the Loan Documents.

11.  Hazardous Materials.

      Borrower covenants and agrees that it (a) shall not use, generate, store, or allow to be generated, stored or used, any "Hazardous Materials" (hereinafter defined) on the Property, except in the ordinary course of Borrower's business and in accordance with all "Environmental Laws" (hereinafter defined),
(b) shall at all times maintain the Property in full compliance with all applicable Environmental Laws, including timely remediating the Property if and when required, and (c) shall cause compliance by all tenants and sub-tenants on the Property with Borrower's covenants and agreements contained in this Paragraph 11.

      Borrower shall promptly notify Lender in writing of (i) any investigation, claim or other proceeding by any party caused or threatened in connection with any Hazardous Materials on the Property, or the failure or alleged failure of the Property to comply with any applicable Environmental Laws, or (ii) Borrower's discovery of any condition on or in the vicinity of the Property that could cause the Property to fail to comply with applicable Environmental Laws.

      The term "Environmental Laws" shall include any federal, state or local laws or regulations relating to health, safety or protection of the environment. The term "Hazardous Materials" shall include Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., any petroleum or petroleum products (excluding a small quantity of gasoline and oil used in maintenance equipment on the Property), asbestos or asbestos containing material, or any other hazardous substances, hazardous wastes or hazardous materials as defined by other Environmental Laws.

12.  Representations and Covenants.

           (a) If Borrower is a corporation, it represents that it is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, that it is duly qualified and in good standing under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder are within Borrower's corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws.

          (b) If Borrower is a general or limited partnership or a limited liability company, it represents that it is duly formed, organized and existing in the state of its formation, that it is qualified to do business under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder do not conflict with any provision of Borrower's partnership agreement or operating agreement, as applicable, and all other certificates and agreements governing Borrower, and have been duly authorized by all necessary action of its partners or members.

           (c) Borrower represents that (i) the execution and delivery of the Loan Documents, the payment of the Indebtedness, and the performance of the Obligations do not violate any law or conflict with any agreement by which Borrower is bound, or any court order by which Borrower is bound, (ii) no consent or approval of any governmental authority or any third party is required for the execution or delivery of the Loan Documents, the payment of the Indebtedness, and the performance of the Obligations, and
     (iii) the Loan Documents are valid and binding agreements, enforceable in accordance with their terms.

          (d) Borrower represents it is lawfully seized with fee simple title in the estate hereby conveyed, has the right to mortgage, grant, convey, assign and grant a first security interest in the Property; the Property is unencumbered, and Borrower will warrant and defend title to the Property against all claims and demands, subject to easements and restrictions listed in a schedule of exceptions to coverage in the title insurance policy accepted by Lender insuring Lender's interest in the Property.

           (e) Borrower represents and covenants that (i) all material permits, approvals, and certificates, including certificates of completion and occupancy permits, required by law or regulation have been obtained and are and shall remain in full force and effect; and (ii) the use and occupancy of the Land and all improvements thereon are and shall remain in compliance with all laws.

           (f) Borrower represents that all of the improvements on the Land lie wholly within the boundaries of and building line restrictions relating to the Land and no improvements located on adjoining lands encroach upon the Land so as to effect the value or marketability of the Property, except those which are insured against by the title insurance policy accepted by Lender insuring Lender's interest in the Property.

           (g) None of Borrower, any Principal, or any other holder of a direct or indirect legal or beneficial interest in Borrower is or will be, held, directly or indirectly, by a "foreign corporation," "foreign partnership," "foreign trust," "foreign estate," "foreign person," "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of
     1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the regulations promulgated pursuant to such acts or any amendments to such acts.

           (h) None of Borrower or any Principal is insolvent, and there has been no (i) assignment made for the benefit of the creditors of any of them, (ii) appointment of a receiver for any of them or for the properties of any of them, or
     (iii) any bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

           (i) There has been no material adverse change in the representations made or information heretofore supplied by or on behalf of Borrower or any Principal in connection with the Loan as to Borrower, any Principal, or the Property.

           (j) Except as listed on Exhibit B hereto, there is no litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's knowledge, threatened against or relating to Borrower, any Principal, or the Property.

          (k) The proceeds evidenced by the Note will be used by Borrower solely and exclusively for proper business purposes and will not be used for the purchase or carrying of registered equity securities within the purview and operation of any regulation issued by the Board of Governors of the Federal Reserve System or for the purpose of releasing or retiring any indebtedness which was originally incurred for any such purpose.

           (l) Borrower represents and covenants that all Leases of space in the Property existing as of the date hereof are in writing.

13.   Leases  of  the  Property/Absolute Assignment,  License  to
Receive and Apply Rents.

       The parties intend that this Mortgage grants a present, absolute, and unconditional assignment of the Rents and shall, immediately upon execution, give Lender the right to collect the Rents and to apply them in payment of the principal, interest and all other sums payable under the Loan Documents. Such assignment and grant shall continue in effect until the Indebtedness is paid in full and all Obligations are fully satisfied. Subject to the provisions set forth herein and provided there is no Event of Default, Lender grants to Borrower a revocable license to enforce the Leases and collect the Rents as they become due and Borrower shall hold the same, in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby, third to the expenses of Property operations, including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Borrower. Borrower shall deliver such Rents to Lender as are necessary for the payment of principal, interest and other sums payable under the Loan Documents as such sums become due.

       Borrower shall comply with and observe Borrower's obligations as landlord under all Leases. Borrower will not lease any portion of the Property for non-residential use except with the prior written approval of Lender. Borrower, at Lender's request, shall furnish Lender with executed copies of all Leases, and all Leases and amendments thereto hereafter entered into will be on a form of Lease previously approved by Lender. All renewals of Leases and all proposed Leases for space in the Property shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions. All Leases other than for space in the Property shall be terminable on not less than sixty (60) days' notice, unless approved in writing by Lender prior to Borrower's execution thereof.

      This Mortgage shall not be deemed to impose upon Lender any of the obligations or duties of the landlord or Borrower provided in any Lease. Borrower hereby acknowledges and agrees:
(i) Borrower is and will remain liable under the Leases to the same extent as though this Mortgage had not been made; and
(ii) Lender has not by this Mortgage assumed any of the obligations of Borrower under the Leases, except as to such obligations which arise after such time as Lender shall have assumed full ownership or control of the Property. This Mortgage shall not make Lender responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of the Leases. Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm, or corporation in or about the Property.

14.  Estoppel Certificate.

     Borrower shall, within ten (10) days after Lender's request, furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by the Loan Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

15.   Transfers  of  the  Property  or  Beneficial  Interest   in
Borrower; Assumption.

      Sale or transfer of any of the following are prohibited (i) all or any part of the Property, or any interest therein, or (ii) more than forty-nine percent (49%) of the beneficial interests of each member in Borrower. Upon any such prohibited sale or transfer or if Patrick Carney fails to continue to control the Borrower's business or ceases to be engaged by Borrower and in charge of the day to day operations of Borrower, then Lender may, at Lender's option, declare all of the Indebtedness to be immediately due and payable, and Lender may invoke any remedies permitted by the Loan Documents. Notwithstanding the preceding sentences, once during the term of the Note a sale or transfer of the Property or of an interest restricted by the preceding sentences shall be permitted when the transferee's creditworthiness and management ability are satisfactory to Lender in its sole and absolute discretion and the transferee has executed, prior to the sale or transfer, a written assumption agreement containing such terms as Lender may require, including the payment of an assumption fee of 1% of the outstanding principal balance of the Note at the time of such transfer. Additionally, if the transfer of beneficial interest in or change in control of Borrower prohibited by the foregoing results from the death of a Principal who is an individual and if the transferee or subsequently controlling party, as applicable, has the creditworthiness and management ability which are satisfactory to Lender in its sole and absolute discretion, such transfer or change in control shall be permitted upon the execution of a written assumption agreement containing such terms as Lender may require.

16.  No Additional Liens.

      Borrower covenants not to execute any mortgage, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Lender by the Loan Documents) or, except as set forth in Paragraph 2 above, take or fail to take any other action which would result in a lien against the interest of Borrower in the Property without the prior written consent of Lender.

17.  Single Asset Entity.

      Borrower shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or member or partner in any entity which acquires or holds any property other than the Property, until such time as the Indebtedness has been fully repaid and all Obligations are satisfied.

18.  Borrower and Lien Not Released.

      Without affecting the liability of Borrower or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Mortgage as security for the payment of the Indebtedness, Lender may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person so liable, (b) waive or modify any provision of this Mortgage or the other Loan Documents or grant other indulgences, (c) release all or any part of the Property, (d) take additional security for any obligation herein mentioned, (e) subordinate the lien or charge of this Mortgage, (f) consent to the granting of any easement, or (g) consent to any map or plan of the Property.

19.  Uniform Commercial Code Security Agreement.

     This Mortgage shall constitute a security agreement pursuant to the Uniform Commercial Code for any of the items specified herein as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants Lender a security interest in said items. Any reproduction of this Mortgage or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require. Lender shall have the remedies of a secured party under the Uniform Commercial Code.

20.  Events of Default; Acceleration of Indebtedness; Remedies.

      The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Mortgage:

           (a) failure of Borrower to pay, within ten (10) days of the due date, any of the Indebtedness, including any payment due under the Note; or

           (b) failure of Borrower to strictly comply with Paragraphs 11, 15, 16 and 17 of this Mortgage; or

           (c) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any Principal (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Property is appointed, or Borrower or any Principal makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or an attachment or execution is levied against any of the Property; or

           (d) the occurrence of an "Event of Default" under and as defined in any other Loan Document; or

           (e) Borrower is in default in the payment of any indebtedness (other than the Indebtedness) secured by the Property and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

           (f) any statement, report or certificate made or delivered to Lender by Borrower or any Principal is not materially true and complete; or

          (g) failure of Borrower, within thirty (30) days after notice and demand, to satisfy each and every Obligation, other than those set forth in the subsections above; provided, however, if such Obligation cannot by its nature be cured within thirty (30) days, and if Borrower commences to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof (and then in all events cures such failure within sixty (60) days after the original notice thereof), Borrower shall not be in default hereunder during such period of diligent curing.

       Upon   the   occurrence  of  an  Event  of  Default,   the
Indebtedness, at the option of the Lender, shall become immediately due and payable without notice to Borrower, and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

21.  Entry; Foreclosure; Remedies.

      Upon the occurrence of an Event of Default, (a) Borrower, upon demand of Lender, shall forthwith surrender to Lender the actual possession, or to the extent permitted by law, Lender itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Property, and may exclude Borrower and its agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower; and (b) if Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Lender, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring the delivery to Lender of the Property, and Borrower specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Property and conduct the business thereof. Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it or its representatives which was taken or omitted in good faith.

      When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, Lender may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to (a) enforce payment of the Note or the performance of any term, covenant, condition or agreement of Borrower under any of the Loan Documents, (b) foreclose the lien hereof for the Indebtedness or part thereof and sell the Property as an entirety or otherwise, as Lender may determine, and/or (c) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Land is located. The failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by the Borrower as a defense in any civil action instituted to collect the Indebtedness, or any part thereof, any statute or rule of law at any time existing to the contrary notwithstanding.

      Upon any foreclosure sale, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

      Upon the occurrence of an Event of Default, then, without notice to or the consent of Borrower, Lender shall be entitled to exercise all of the rights and remedies contained in this Mortgage or in any other Loan Document or otherwise available at law or in equity including the right to do any one or more of the following:

           (a) To enter upon, take possession of and manage the Property for the purpose of collecting the Rents;

          (b) To require Borrower to hold all Rents collected in trust for the benefit of Lender;

           (c) Dispossess by the usual summary proceedings any Tenant defaulting in the payment of Rent to Borrower;

          (d)  Lease the Property or any part thereof;

          (e)  Repair, restore, and improve the Property;

           (f) Apply the Rent after payment of Property expenses as determined by Lender to Borrower's indebtedness under the Loan Documents; and

           (g) Apply to any court of competent jurisdiction for specific performance of this Mortgage, an injunction against the violation hereof and/or the appointment of a receiver.

22.  Expenditures and Expenses.

      In any civil action to foreclose the lien hereof or otherwise enforce Lender's rights, there shall be allowed and included as additional Indebtedness in the order or judgment for foreclosure and sale or other order all expenditures and expenses which may be paid or incurred by or on behalf of Lender including reasonable attorneys' fees, costs and expenses, receiver's fees, costs and expenses, reasonable appraiser's fees, reasonable engineers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimates as to items to be expended after entry of said order or judgment) of procuring all such abstracts of title, title searches and examination, title insurance policies, Torrens' Certificates and similar data and assurances with respect to the title as Lender may deem reasonably necessary either to prosecute such civil action or to evidence to bidders at any sale which may be had pursuant to such order or judgment the true condition of the title to, or the value of, the Property (said expenditures and expenses are hereinafter collectively referred to as the "Reimbursable Expenses"). All Reimbursable Expenses, and such costs, expenses and reasonable fees as may be incurred by Lender at any time or times hereafter in the protection of the Property, in enforcing the Obligations, and/or the maintenance of the lien established by any of the Loan Documents, including reasonable accountants' and attorneys' fees, costs and expenses in any advice, litigation, or proceeding affecting the Loan Documents or the Property, whether instituted by Lender, Borrower or any other party, or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Lender by Borrower, and, to the extent such services relate to the Hazardous Substance Indemnity Agreement of even date herewith from Borrower and Principals in favor of Lender, by Borrower and Principals, with interest thereon at the Default Rate set forth in the Note, and shall be secured by the Loan Documents.

23.  Application of Proceeds of Foreclosure Sale.

      The proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Note with the excess, if any, being applied to any parties entitled thereto as their rights may appear.

24.  Appointment of Receiver or Mortgagee in Possession.

     If an Event of Default is continuing or if Lender shall have accelerated the Indebtedness, Lender, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness or the insolvency of any party bound for its payment, to the appointment of a receiver or the appointment of Lender to take possession of and to operate the Property, and to collect and apply the rents, issues, profits and revenues thereof.

25.  Forbearance by Lender Not a Waiver.

      Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Indebtedness, nor shall Lender's receipt of any awards, proceeds or damages under Paragraph 5 hereof operate to cure or waive Borrower's default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

26.  Waiver of Statute of Limitations.

      Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

27.  Waiver of Homestead and Redemption.

      Borrower hereby waives all right of homestead exemption in the Property. Borrower hereby waives all right of redemption on behalf of Borrower and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Mortgage, except decree or judgment creditors of Borrower.

28.  Jury Trial Waiver.

      BORROWER, AND LENDER BY ITS ACCEPTANCE OF THIS MORTGAGE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY
ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

29.  Notice.

      Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in the Loan Documents shall be given by mailing such notice by
Federal Express or any other overnight carrier addressed to Borrower at Borrower's address stated above or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by Federal Express or any other overnight carrier to Lender's address stated above or to such other address as Lender may designate by notice to Borrower as provided herein or by facsimile to the transmittal number provided herein or to such other number as Lender may designate by notice to Borrower provided, however, such notice shall not be effective unless actually received by Lender. Any notice provided for in the Loan Documents shall be deemed to have been given to Borrower or Lender on the first (1st) business day following such mailing in the manner designated herein.

30.   Successors and Assigns Bound; Joint and Several  Liability;
Agents; Captions.

     The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 15 hereof. All covenants and agreements of Borrower shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

31.  Governing Law; Severability.

      This Mortgage shall be governed by the law of the State of Illinois, provided, however, that to the extent the mandatory provisions of the laws of another jurisdiction relating to (i) the perfection or the effect of perfection or non-perfection of the security interests in any of the Property, (ii) the lien, encumbrance or other interest in the Property granted or conveyed by this Mortgage, or (iii) the availability of and procedures relating to any remedy hereunder or related to this Mortgage are required to be governed by such other jurisdiction's laws, such other laws shall be deemed to govern and control. If any provision of the Loan Documents conflicts with applicable law, such conflict shall not affect other provisions of which can be given effect without the conflicting provisions, and to this end the provisions of the Loan Documents are declared to be severable.

32.  Release.

      Upon  payment of all sums secured by this Mortgage,  Lender
shall   release  this  Mortgage.   Borrower  shall  pay  Lender's
reasonable costs incurred in releasing this Mortgage and any financing statements related hereto.

33.  Terms.

      As used in the Loan Documents, (i) "business day" means a day when banks are not required or authorized to be closed in Chicago, Illinois; and (ii) the phrase "including" shall mean "including but not limited to" unless specifically set forth to the contrary.

34.  Loss of Note.

      Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

35.  Exculpation.

     This Mortgage and other Loan Documents and all of Borrower's
obligations   hereunder  and  thereunder  are  subject   to   the
provisions of Paragraph 10 of the Note entitled Exculpation and which are incorporated herein by this reference.

36.  Disclosure of Information.

      Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, any Principal or any third party or obtained as a result of any environmental assessments. Borrower and each Principal agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and each Principal, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

37.  Sale of Loan.

      Lender, at any time and without the consent of Borrower or any Principal, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Mortgage and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

38.  Exhibits.

       The following Exhibits (which may contain additional representations, warranties, and covenants) are attached to this Mortgage and hereby made a part of this Mortgage: Exhibit A (legal description for Land), Exhibit B (pending and threatened litigation) and Exhibit C (Rider Number 1).


      IN WITNESS WHEREOF, Borrower has executed this Mortgage or has caused the same to be executed by its representatives thereunto duly authorized.

                                   BORROWER

                                     THE  COSMOPOLITAN  AT  MEARS
PARK, LLC,
                                    a  Delaware limited liability
company



                                                              By:
____________________________________
                                                            Name:
____________________________________
                                   Its:  Manager





STATE OF ___________     )
                    ) SS
COUNTY OF __________     )

      I, ____________________________, a Notary Public in and for
said County, in the State aforesaid, DO HEREBY CERTIFY, that ___________________, the Manager of The Cosmopolitan at Mears Park, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Manager, appeared before me this day in person and acknowledged that (he/she) signed and delivered the said instrument as (his/her) own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

      GIVEN under my hand and Notarial Seal this ____ day of _______________, 1996.

                                        _________________________
                                             Notary Public

My Commission Expires:
______________________



                            EXHIBIT A

                        LEGAL DESCRIPTION



                            EXHIBIT B

                PENDING AND THREATENED LITIGATION



[See Section  12(j)]                    None







                           EXHIBIT C

                         RIDER NUMBER 1
                (REPLACEMENT RESERVE PROVISIONS)


      This Rider Number 1 is attached to and made a part of that certain Mortgage, Assignment of Rents and Security Agreement ("Mortgage") dated as of the 20th day of March, 1996, between The Cosmopolitan at Mears Park, LLC ("Borrower") and Heller Financial, Inc., a corporation organized and existing under the laws of Delaware (Heller Financial, Inc. and its successors and assigns are hereinafter referred to as "Lender"). To the extent of any conflicts between the terms and provisions of this Rider Number 1 and the terms and provisions of the Mortgage, the terms and provisions of this Rider Number 1 will govern and control the rights and obligations of the parties hereto.

     1. All terms not defined in this Rider Number 1 shall have the meaning ascribed to such terms as set forth in the Mortgage.

      2. The following is hereby added as new Section 3A of the Mortgage to the end of Section 3 and before Section 4:

                    "3A.  Reserves for Replacement.  At
          the  time  of and in addition to the  monthly
          installments of principal and/or interest due
          under the Note, Borrower shall deposit into a
          segregated account maintained by Lender  (the
          "Replacement  Reserve") $16.67 per  apartment
          unit.   The  replacement reserve  shall  bear
          interest  for  the benefit of Borrower.   The
          funds  contained  in the Replacement  Reserve
          shall  be  utilized  by Borrower  solely  for
          capital  improvements approved in advance  by
          Lender.    Lender  shall  reimburse  Borrower
          from  the Replacement Reserve for the  actual
          cost  of  such  approved capital improvements
          upon  Borrower's providing Lender  with  paid
          receipts,    lien    waivers    and     other
          documentation deemed necessary by Lender with
          minimum  draws  of $10,000.  If  and  to  the
          extent the amount of unexpended funds in  the
          Replacement Reserve as of December 31 of each
          calendar  year during the term  of  the  Loan
          (including  funds that should have  been  but
          have   not  yet  been  deposited  into   such
          Replacement Reserve by Borrower but excluding
          any   funds  scheduled  to  be  expended  for
          identified    future   capital   improvements
          approved in advance by Lender) exceed twenty-
          five  percent  (25%) of  the  amount  of  the
          Replacement  Reserve for such calendar  year,
          Borrower  shall  promptly  pay  such   excess
          amount  to Lender as a partial prepayment  of
          the outstanding principal balance of the Loan
          to  be  applied to installments  due  in  the
          inverse order of their maturity.  Lender  may
          audit   Borrower's  calculation  of   amounts
          deposited  into  the Replacement  Reserve  to
          determine    the   accuracy   of   Borrower's
          calculation  and, if such audit  discloses  a
          shortfall    in   the   amounts   theretofore
          deposited  into  the Replacement  Reserve  by
          Borrower, Borrower shall promptly deposit the
          amount of such shortfall into the Replacement
          Reserve.    Borrower   shall   execute    any
          documents   and   take  any   other   actions
          necessary  to provide Lender with a perfected
          security    interest   in   the   Replacement
          Reserve."